EXHIBIT 23.3




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 22, 1995, included in Form 10-K of Applebee's International, Inc. for the fiscal year ended December 31, 1995.








Arthur Andersen LLP
Atlanta, Georgia
March 26, 1996